UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016

THE KEYW HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076
(Address of principal executive offices) (Zip Code)

(443) 733-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 5.02 below regarding the Alber Employment Agreement is incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2016, The KEYW Holding Corporation (the “Company”) announced the departure of Philip L. Calamia, Chief Financial Officer, to pursue other professional opportunities, effective June 12, 2016. During the period of June 13, 2016 through June 30, 2016 Mr. Calamia will remain with the Company to assist with transition issues.

In connection with this departure, Hexis Cyber Solutions, Inc. (“Hexis”), a wholly-owned subsidiary of the Company, and Mr. Calamia have entered into an amendment (the “First Amendment”) to Mr. Calamia’s employment agreement, dated as of August 11, 2014 (the “Calamia Employment Agreement”). Pursuant to the First Amendment, Mr. Calamia will receive: (i) regular compensation at his current annual base salary rate of $280,000 for work performed through June 30, 2016; (ii) a payout of any earned but unused personal time off estimated to be $16,625; (iii) a severance payment of $280,000, equal to one years’ base salary; and (iv) a pro rata portion of his annual bonus target of $140,000. The severance and pro-rated bonus payments are each in accordance with the terms of the Calamia Employment Agreement as in effect prior to the First Amendment.

The foregoing description of Mr. Calamia’s amended Calamia Employment Agreement is qualified in its entirety by reference to the amended Calamia Employment Agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

The Company also announced on May 23, 2016, the appointment of Michael J. Alber as Chief Financial Officer and Executive Vice President of the Company effective June 13, 2016.

With more than 30 years of corporate finance, accounting and administrative experience with federal contractors, Mr. Alber served as a Principal with Growth Strategy Leaders, a business and financial consulting firm, from April 2015 to May 2016 and as Chief Financial Officer at Engility Corporation from May 2012 to March 2015.  Prior to Engility, Mr. Alber held the position of Chief Financial Officer and Treasurer at Alion Science and Technology from 2007 to 2012. He has also held senior executive positions at SAIC, where he served as a senior vice president and group controller, and at Network Solutions, Inc.
In connection with Mr. Alber’s appointment, KEYW entered into an employment agreement with Mr. Alber, dated May 23, 2016 (the “Alber Employment Agreement”). Under the terms of the Alber Employment Agreement, Mr. Alber will receive the following compensation in connection with his service as the Chief Financial Officer and Executive Vice President of the Company: (i) annual base salary of $425,000.00; (ii) an annual cash bonus of up to 100% of annual base salary, subject to the achievement of performance targets and other criteria as set forth in the Company’s Annual Incentive Plan (AIP), which may be adjusted by the Board of Directors of the Company from time to time; and (iii) other benefits including, but not limited to, personal time off, health insurance and officers and directors liability insurance. Additionally, the Alber Employment Agreement provides for grants to Mr. Alber of inducement equity awards outside of the Company’s Amended and Restated 2013 Stock Incentive Plan in accordance with NASDAQ Listing Rule 5635(c)(4). Such inducement grants are issuable upon the commencement of Mr. Alber’s employment, and consist of up to an aggregate of 375,000 shares of the Company’s common stock as a long-term incentive inducement that will be granted during the five year period following commencement of Mr. Alber’s employment, in the amounts set forth below, provided the Company’s stock price exceeds the applicable target share prices set forth below for at least 30 consecutive trading days:

Target Price Per Share	Long-Term Incentive Shares
$13.00	46,875
$16.00	46,875
$20.00	93,750
$25.00	93,750
$30.00	93,750

These long-term incentive shares will be subject to a two-year holding period following the grant date. The granting and vesting of the inducement shares will be contingent upon Mr. Alber’s continued employment with the Company, subject to acceleration upon certain events.

If Mr. Alber’s employment is terminated without cause, for disability or if he terminates his employment for good reason (each as defined in the Alber Employment Agreement), Mr. Alber will be entitled to (i) severance of one and a half times his then current base salary plus the product of his then current base salary multiplied by a fraction, the numerator of which is the number of days that have elapsed between the first day of such calendar year and the termination date and the denominator of which is 365, such payments payable in equal installments over the period of one (1) year provided that he signs and does not revoke a general release of the Company and its affiliates; (ii) certain unpaid and/or pro-rated bonuses and incentive plan payments; and (iii) reimbursement of health and dental insurance premiums for the lesser of the maximum COBRA period or eighteen (18) months following the termination date.

The Alber Employment Agreement also provides that if within one (1) year following a change of control (as defined in the Alber Employment Agreement), Mr. Alber’s employment is terminated without cause or if he terminates his employment for good reason, then Mr. Alber will be entitled to receive (i) his then current base salary for a period of eighteen (18) months, payable in equal installments and in accordance with the Company’s normal payroll practices; (ii) an amount equal to the maximum AIP bonus available to Mr. Alber for the year in which the termination occurs; and (iii) reimbursement of health and dental insurance premiums for the lesser of the maximum COBRA period or eighteen (18) months following the termination date.  In the event of a change of control, any stock options Mr. Alber holds will remain exercisable for one (1) year following termination (unless such options have been terminated or been cashed out in connection with the change of control) and any outstanding equity awards shall vest immediately upon the change of control. The Agreement also contains non-solicitation and non-competition restrictions that extend for a one (1) year period following termination of Mr. Alber’s employment, as well as customary confidentiality restrictions.

The foregoing description of the Alber Employment Agreement is qualified in its entirety by reference to the Agreement filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

There are no family relationships between Mr. Alber and any director or executive officer of the Company and there are no transactions between Mr. Alber and the Company that would be reportable under Item 404(a) of Regulation S-K.

Exhibit Number	Description
10.1	First Amendment to Employment Agreement, dated August 11, 2014, as amended May 23, 2016, between Hexis Cyber Solutions, Inc. and Philip L. Calamia.
10.2	Employment Agreement dated May 23, 2016, between The KEYW Corporation and Michael J. Alber.
99.1	Press Release, dated May 23, 2016, announcing the departure of Mr. Calamia, Chief Financial Officer, and the appointment of Mr. Alber as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ Philip Luci, Jr.
DATE: May 27, 2016	Philip Luci, Jr.
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment to Employment Agreement, dated August 11, 2014, as amended May 23, 2016, between Hexis Cyber Solutions, Inc. and Philip L. Calamia.
10.2	Employment Agreement dated May 23, 2016, between The KEYW Corporation and Michael J. Alber.
99.1	Press Release, dated May 23, 2016, announcing the departure of Mr. Calamia, Chief Financial Officer, and the appointment of Mr. Alber as Chief Financial Officer.